                                                                     EXHIBIT 2.2



________________________________________________________________________________

                      AGREEMENT AND PLAN OF REORGANIZATION

                  dated as of the 30th day of September, 1996

                                  by and among

                          MEDICAL MANAGER CORPORATION

                    SPI ACQUISITION I CORP. (a subsidiary of
                          MEDICAL MANAGER CORPORATION)

                      SPDI ACQUISITION I (a subsidiary of
                          MEDICAL MANAGER CORPORATION)

                               SYSTEMS PLUS, INC.

                        SYSTEMS PLUS DISTRIBUTION, INC.

                                      and

                          the STOCKHOLDER named herein

________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                                                                     Page
1.       THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                 1.1      DELIVERY AND FILING OF ARTICLES OF MERGER.  . . . . . . . . . . . . . . . . . . . . . . . .   5
                 1.2      EFFECTIVE TIME OF THE MERGERS.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 1.3      CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF
                          THE SURVIVING CORPORATIONS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 1.4      CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF EACH
                          COMPANY, PC AND EACH NEWCO.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 1.5      EFFECT OF MERGERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

2.       CONVERSION OF STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1      MANNER OF CONVERSION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

3.       DELIVERY OF MERGER CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

4.       CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.       REPRESENTATIONS AND WARRANTIES OF EACH COMPANY AND THE STOCKHOLDER . . . . . . . . . . . . . . . . . . . . .  11
                 5.1      DUE ORGANIZATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 5.2      AUTHORIZATION.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 5.3      CAPITAL STOCK OF EACH COMPANY.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 5.4      TRANSACTIONS IN CAPITAL STOCK, REORGANIZATION ACCOUNTING.   . . . . . . . . . . . . . . . .  13
                 5.5      NO BONUS SHARES.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 5.6      SUBSIDIARIES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 5.7      PREDECESSOR STATUS; ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.8      SPIN-OFF BY THE COMPANIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.9      FINANCIAL STATEMENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.10     LIABILITIES AND OBLIGATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 5.11     ACCOUNTS AND NOTES RECEIVABLE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 5.12     Intellectual Property; Permits and Intangibles. . . . . . . . . . . . . . . . . . . . . . .  16

                 5.13     ENVIRONMENTAL MATTERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 5.14     PERSONAL PROPERTY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 5.15     SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.  . . . . . . . . . . . . . . . .  18
                 5.16     REAL PROPERTY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 5.17     INSURANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 5.18     COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.   . . . . . . . . . . . . . .  21
                 5.19     EMPLOYEE PLANS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 5.20     COMPLIANCE WITH ERISA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 5.21     CONFORMITY WITH LAW; LITIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 5.22     TAXES.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 5.23     NO VIOLATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 5.24     GOVERNMENT CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 5.25     ABSENCE OF CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 5.26     DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                 5.27     RELATIONS WITH GOVERNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.28     DISCLOSURE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 5.29     AUTHORITY; OWNERSHIP.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 5.30     PREEMPTIVE RIGHTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 5.31     NO INTENTION TO DISPOSE OF PC STOCK.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

6.       REPRESENTATIONS AND WARRANTIES OF PC AND THE NEWCOS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.1      DUE ORGANIZATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.2      AUTHORIZATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.3      CAPITAL STOCK OF THE PC AND NEWCO.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                 6.4      TRANSACTIONS IN CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 6.5      SUBSIDIARIES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 6.6      LIABILITIES AND OBLIGATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 6.7      CONFORMITY WITH LAW; LITIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 6.8      NO VIOLATIONS.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 6.9      VALIDITY OF OBLIGATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 6.10     PC STOCK.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 6.11     NO SIDE AGREEMENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 6.12     BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . .  38
                 6.13     TAXES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

7.       COVENANTS PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                 7.1      ACCESS AND COOPERATION; DUE DILIGENCE.  . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                 7.2     CONDUCT OF BUSINESS PENDING CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 7.3      PROHIBITED ACTIVITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 7.4      NO SHOP.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 7.5      NOTICE TO BARGAINING AGENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 7.6      AGREEMENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 7.7      NOTIFICATION OF CERTAIN MATTERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                 7.8      AMENDMENT OF SCHEDULES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 7.9      COOPERATION IN PREPARATION OF REGISTRATION STATEMENT.   . . . . . . . . . . . . . . . . . .  48
                 7.10     FINAL FINANCIAL STATEMENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 7.11     FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE COMPANIES . . . . . . . . . . . . . . . . . .  50
                 8.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS.   . . . . . . . . . . . . . . .  50
                 8.2      SATISFACTION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 8.3      NO LITIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 8.4      OPINION OF COUNSEL.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 8.5      REGISTRATION STATEMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 8.6      CONSENTS AND APPROVALS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 8.7      GOOD STANDING CERTIFICATES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 8.8      NO MATERIAL ADVERSE CHANGE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                 8.9      CLOSING OF IPO.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 8.10     SECRETARY'S CERTIFICATE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 8.11     EMPLOYMENT AGREEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 8.12     TAX TREATMENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PC AND THE NEWCO . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 9.1      REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . . . .  53
                 9.2      NO LITIGATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 9.3      SECRETARY'S CERTIFICATE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 9.4      NO MATERIAL ADVERSE EFFECT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 9.5      STOCKHOLDER'S RELEASE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 9.6      SATISFACTION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 9.7      TERMINATION OF RELATED PARTY AGREEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 9.8      OPINION OF COUNSEL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 9.9      CONSENTS AND APPROVALS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 9.10     GOOD STANDING CERTIFICATES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 9.11     REGISTRATION STATEMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 9.12     EMPLOYMENT AGREEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

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
                 9.13     CLOSING OF THE IPO.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 9.14     FIRPTA CERTIFICATE.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

10.      COVENANTS OF PC AFTER CLOSING    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 10.1     RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS.  . . . . . . . . . . . . . . . .  55
                 10.2     PRESERVATION OF TAX AND ACCOUNTING TREATMENT. . . . . . . . . . . . . . . . . . . . . . . .  55
                 10.3     PREPARATION AND FILING OF TAX RETURNS.  . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                 10.4     DIRECTORS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 10.5     PRESERVATION OF EMPLOYEE BENEFIT PLANS.   . . . . . . . . . . . . . . . . . . . . . . . . .  57

11.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                 11.1     GENERAL INDEMNIFICATION BY THE STOCKHOLDER  . . . . . . . . . . . . . . . . . . . . . . . .  57
                 11.2     INDEMNIFICATION BY PC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                 11.3     THIRD PERSON CLAIMS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 11.4     EXCLUSIVE REMEDY.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                 11.5     LIMITATIONS ON INDEMNIFICATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

12.      TERMINATION OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 12.1     TERMINATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                 12.2     LIABILITIES IN EVENT OF TERMINATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

13.      NONCOMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 13.1     PROHIBITED ACTIVITIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 13.2     DAMAGES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 13.3     REASONABLE RESTRAINT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 13.4     SEVERABILITY; REFORMATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 13.5     INDEPENDENT COVENANT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 13.6     MATERIALITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

14.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 14.1     STOCKHOLDER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 14.2     PC AND NEWCO.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                 14.3     DAMAGES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 14.4     SURVIVAL.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

15.      TRANSFER RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                 15.1     TRANSFER RESTRICTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

16.      FEDERAL SECURITIES ACT REPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 16.1     COMPLIANCE WITH LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69


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
                 16.2     ECONOMIC RISK; SOPHISTICATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

17.      REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 17.1     PIGGYBACK REGISTRATION RIGHTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 17.2     DEMAND REGISTRATION RIGHTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 17.3     REGISTRATION PROCEDURES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                 17.4     UNDERWRITING AGREEMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 17.5     AVAILABILITY OF RULE 144.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

18.      GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 18.1     COOPERATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 18.2     SUCCESSORS AND ASSIGNS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 18.3     ENTIRE AGREEMENT.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 18.4     COUNTERPARTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 18.5     BROKERS AND AGENTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 18.6     EXPENSES.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                 18.7     NOTICES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                 18.8     GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 18.9     SURVIVAL OF REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . .  76
                 18.10    EXERCISE OF RIGHTS AND REMEDIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 18.11    TIME.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 18.12    REFORMATION AND SEVERABILITY.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                 18.13    REMEDIES CUMULATIVE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 18.14    CAPTIONS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                 18.15    AMENDMENTS AND WAIVERS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

                                    Annexes


Annex I          -        Form of Articles of Merger
Annex II         -        Form of Certificate of Incorporation and By-laws of
                          PC and NEWCO
Annex III        -        Consideration to be paid to the STOCKHOLDER
Annex IV         -        Stockholder and Stock Ownership of the COMPANIES
Annex V          -        Stockholders and Stock Ownership of PC
Annex VI         -        Form of Opinion of Morgan, Lewis & Bockius LLP
Annex VII        -        Form of Opinion of Counsel to the COMPANIES and the
                          STOCKHOLDER
Annex VIII       -        Form of Employment Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


                 THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made as of the 30th day of September, 1996, by and among MEDICAL MANAGER CORPORATION, a Delaware corporation ("PC"), SPI ACQUISITION I CORP., a Delaware corporation ("ACQUISITION"), SPDI ACQUISITION I CORP., a Delaware corporation ("ACQUISITION I") (collectively, ACQUISITION and ACQUISITION I are referred to herein as "NEWCOS" and individually are each referred to as a "NEWCO"), SYSTEMS PLUS, INC., a California corporation ("SPI"), and SYSTEMS PLUS DISTRIBUTION, referred to herein as the "COMPANIES" and individually are each referred to as a "COMPANY"), and RICHARD W. MEHRLICH (the "STOCKHOLDER"). The STOCKHOLDER is the sole stockholder of each COMPANY.

                 WHEREAS, ACQUISITION and ACQUISITION I are corporations duly organized and existing under the laws of the State of Delaware, having been incorporated on July 16, 1996, and September 12, 1996, respectively, solely for the purpose of completing the transactions set forth herein, and each is a wholly-owned subsidiary of PC, a corporation organized and existing under the laws of the State of Delaware;

                 WHEREAS, the respective Boards of Directors of each NEWCO and each COMPANY (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that the NEWCOS merge with and into the COMPANIES pursuant to this Agreement and the applicable provisions of the laws of the States of Delaware and California;

                 WHEREAS, PC is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements"), each of which is entitled "Agreement and Plan of Reorganization," with each of Personalized Programming, Inc., a Florida corporation, and Systems Management, Inc., an Indiana corporation, and RTI Business Systems, Inc., a New York corporation, and National Medical Systems, Inc., a Florida corporation, and their respective stockholders in order to acquire additional medical software development and distribution companies (the COMPANIES, together with each of the entities with which PC has entered into the Other Agreements, are collectively referred to herein as the "Founding Companies");

                 WHEREAS, this Agreement, the Other Agreements and the IPO of PC Stock (as each is hereinafter defined) constitute the "PC Plan of Organization";

                 WHEREAS, the Boards of Directors of PC and each of the Founding Companies have approved and adopted the PC Plan of Organization as an integrated plan to transfer the capital stock of the Founding Companies to PC and the cash raised in the IPO of PC Stock to PC as a transfer of property under Section 351 of the Internal Revenue Code of 1986, as amended;

                 WHEREAS, in consideration of the agreements of the Other Founding Companies pursuant to the Other Agreements, the Board of Directors of each COMPANY has approved this Agreement as part of the PC Plan of Organization in order to transfer the capital stock of each COMPANY to PC;

                 WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

         "Acquired Party" has the meaning set forth in Section 5.22(i).

         "Acquisition Companies" shall mean the NEWCOS and each of the other Delaware companies wholly-owned by PC prior to the Funding and Consummation Date.

         "Articles of Merger" shall mean those Articles or Certificates of Merger with respect to the Merger, substantially in the forms attached as Annex I hereto, or with such other changes therein as may be required by applicable state laws.

         "Balance Sheet Date" shall mean June 30, 1996.

         "Closing" has the meaning set forth in Section 4.

         "Closing Date" has the meaning set forth in Section 4.

         "Code" has the meaning set forth in the fifth recital of this Agreement.

         "COMPANY" and "COMPANIES" have the meanings set forth in the first paragraph of this Agreement.

         "COMPANY Stock" means, collectively, the SPI STOCK and the SPDI STOCK.

         "Constituent Corporations" has the meaning set forth in the second recital of this Agreement.

         "Effective Time of the Mergers" shall mean the time as of which the Mergers become effective, which the parties hereto contemplate to occur on the Funding and Consummation Date.

         "Environmental Laws" has the meaning set forth in Section 5.13.

         "Expiration Date" has the meaning set forth in Section 5(A).

         "Funding and Consummation Date" has the meaning set forth in Section 4.

         "Intellectual Property" shall mean all trademarks, service marks, trade dress, trade names, patents and copyrights and any registration or application for any of the foregoing, and any trade secret, invention, process, know-how, computer software, technology systems, product design or product packaging.

         "IPO" means the initial public offering of PC Stock pursuant to the Registration Statement.

         "Material Adverse Effect" has the meaning set forth in Section 5.1.

         "Material Documents" has the meaning set forth in Section 5.23.

         "Mergers" means, collectively the mergers of the NEWCOS with and into the COMPANIES pursuant to this Agreement and the applicable provisions of the laws of the State of Delaware and other applicable state laws.

         "NEWCO" and "NEWCOS" has the meaning set forth in the first paragraph of this Agreement.

         "NEWCO STOCK" means the common stock, par value $.01 per share, of each NEWCO.

         "1934 Act" means the Securities Exchange Act of 1934, as amended.

         "1933 Act" means the Securities Act of 1933, as amended.

         "Other Founding Companies" means all of the Founding Companies other than the COMPANIES.

         "PC" has the meaning set forth in the first paragraph of this Agreement.

         "PC Charter Documents" has the meaning set forth in Section 6.1.

         "PC Stock" means the common stock, par value $.01 per share, of PC.

         "Plans" has the meaning set forth in Section 5.19.

         "Pricing" means the date of determination by PC and the Underwriters of the public offering price of the shares of PC Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on or immediately prior to the Closing Date.

         "Qualified Plans" has the meaning set forth in Section 5.20.

         "Registration Statement" means that certain registration statement of PC on Form S-1 covering the IPO.

         "Relevant Group" has the meaning set forth in Section 5.22(i).

         "Returns" has the meaning set forth at the end of Section 5.22.

         "Schedule" means each Schedule attached hereto, which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

         "SEC" means the United States Securities and Exchange Commission.

         "SPDI STOCK" means the common stock of SPDI.

         "SPI STOCK" means the common stock of SPI.

         "STOCKHOLDER" has the meaning set forth in the first paragraph of this Agreement.

         "Surviving Corporation" shall mean each COMPANY as the surviving party in its respective Merger.

         "Tax" has the meaning set forth at the end of Section 5.22.

         "Taxing Authority" has the meaning set forth at the end of Section
5.22.

         "Transfer Taxes" has the meaning set forth in Section 18.6.

         "Underwriters" means the prospective underwriters in the IPO, as identified in the Registration Statement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.       THE MERGER

         1.1 DELIVERY AND FILING OF ARTICLES OF MERGER. The Constituent Corporations will cause Articles of Merger to be signed, verified and delivered to the Secretary of State of the State of Delaware and, as required, a similar filing to be made with the relevant authorities in the jurisdiction in which the

COMPANIES are organized, on or before the Funding and Consummation Date.

         1.2 EFFECTIVE TIME OF THE MERGERS. At the Effective Time of the Mergers, the NEWCOS shall be merged with and into the COMPANIES in accordance with the Articles of Merger, the separate existence of each NEWCO shall cease, and each COMPANY shall be the surviving party in each respective Merger. In this respect, each such COMPANY is sometimes hereinafter referred to as the "Surviving Corporation" (and, in this respect, the COMPANIES, collectively, are sometimes hereinafter referred to as the "Surviving Corporations"). The Mergers will be effected simultaneously and the Merger of each NEWCO into each COMPANY will occur in a single transaction.

         1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF THE SURVIVING CORPORATIONS. At the Effective Time of the Mergers:

                 (i) the Certificate or Articles of Incorporation of each COMPANY then in effect shall be the Certificate or Articles of Incorporation of the resultant Surviving Corporation until changed as provided by law;

                 (ii) the By-laws of each COMPANY then in effect shall become the By-laws of the resultant Surviving Corporation until amended as provided by law;

                 (iii) the Board of Directors of each Surviving Corporation initially shall consist of the following persons:

                                  John H. Kang
                                  Richard W. Mehrlich

         The Board of Directors of each Surviving Corporation shall hold office subject to the provisions of the laws of the State of California and of the Certificate or Articles of Incorporation and By-laws of each Surviving Corporation; and

                 (iv) the officers of each COMPANY immediately prior to the Effective Time of the Mergers shall continue as the officers of the resultant Surviving Corporation in the same capacity or capacities, and effective upon the Effective

         Time of the Mergers, John H. Kang shall be appointed as a vice president of each Surviving Corporation and Ricardo A. Salas shall be appointed as an Assistant Secretary of each Surviving Corporation, each of such officers to serve, subject to the provisions of the Certificate or Articles of Incorporation and By-laws of each Surviving Corporation, until his or her successor is duly elected and qualified.

         1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF EACH COMPANY, PC AND EACH NEWCO. The respective designations and numbers of outstanding shares and voting rights of each class of outstanding capital stock of each COMPANY, PC and each NEWCO as of the date of this Agreement are as follows:

                 (i) as of the date of this Agreement, the authorized and outstanding capital stock of each COMPANY is as set forth on Schedule
         1.4 hereto;

                 (ii) immediately prior to the Funding and Consummation Date, the authorized capital stock of PC will consist of 50,000,000 shares of PC Stock, of which the number of issued and outstanding shares will be set forth in the Registration Statement, and 500,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding; and

                 (iii) as of the date of this Agreement, the authorized capital stock of each NEWCO consists of 3,000 shares of NEWCO Stock, of which ten (10) shares are issued and outstanding.

         1.5 EFFECT OF MERGERS. At the Effective Time of the Mergers, the effect of the Mergers shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware GCL") and the law of the State of California. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of each COMPANY shall continue unaffected and unimpaired by the Mergers and the corporate franchises, existence and rights of each NEWCO shall be merged with and into its respective COMPANY, and each COMPANY, as a Surviving Corporation, shall be fully vested therewith. At the Effective Time of the Mergers, the separate existence of each

NEWCO shall cease and, in accordance with the terms of this Agreement, each respective Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all Taxes, including those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to each COMPANY and each NEWCO shall be taken and deemed to be transferred to, and vested in, each respective Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of each respective Surviving Corporation as they were of each COMPANY and each NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in each COMPANY and each NEWCO under the laws of each state of incorporation, shall not revert or be in any way impaired by reason of the Mergers. Except as otherwise provided herein, each Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the respective COMPANY and NEWCO which are so merged, and any claim existing, or action or proceeding pending, by or against such COMPANY or such NEWCO may be prosecuted as if the Mergers had not taken place, or the respective Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of each COMPANY or each NEWCO shall be impaired by the Mergers, and all debts, liabilities and duties of each COMPANY and each NEWCO shall attach to the respective Surviving Corporation, and may be enforced against such Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by such Surviving Corporation.

2.       CONVERSION OF STOCK

         2.1     MANNER OF CONVERSION.  The manner of converting the shares of
(i) the COMPANY Stock and (ii) the NEWCO Stock (of each NEWCO) issued and outstanding immediately prior to the Effective Time of the Mergers, respectively, into shares of (x) PC Stock and (y) common stock of the Surviving Corporations, respectively, shall be as follows:

         As of the Effective Time of the Merger:

                 (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent (1) that number of shares of PC Stock set forth on Annex III hereto and (2) the right to receive the amount of cash set forth on Annex III hereto. Such amounts of cash and shares as set forth on Annex III hereto as of the date hereof are final and shall not change hereafter regardless of the number of shares sold in the IPO or the offering price of such shares;

                 (ii) all shares of COMPANY Stock that are held by SPI or SPDI as treasury stock shall be canceled and retired and no shares of PC Stock or other consideration shall be delivered or paid in exchange therefor; and

                 (iii) with respect to each NEWCO, each share of NEWCO Stock issued and outstanding immediately prior to the Effective Time of the Mergers shall, by virtue of the Mergers and without any action on the part of PC, automatically be converted into one fully paid and non-assessable share of common stock of the respective Surviving Corporation into which such NEWCO was merged, which shall constitute all of the issued and outstanding shares of common stock of such Surviving Corporation immediately after the Effective Time of the Mergers.

         All PC Stock received by the STOCKHOLDER pursuant to this Agreement shall, except for restrictions on resale or transfer described in Sections 15 and 16 hereof, have the same rights as all the other shares of outstanding PC Stock by reason of the provisions of the Certificate of Incorporation of PC or as otherwise provided by the Delaware GCL. All voting rights of such PC Stock received by the STOCKHOLDER shall be fully exercisable by the STOCKHOLDER and the STOCKHOLDER shall not be deprived nor restricted in exercising those rights. At the Effective Time of the Mergers, PC shall have no class of capital stock issued and outstanding other than the PC Stock.

3.       DELIVERY OF MERGER CONSIDERATION

         3.1 At the Effective Time of the Mergers and on the Funding and Consummation Date the STOCKHOLDER shall, upon surrender of certificates representing all outstanding shares of COMPANY Stock, receive (i) the respective number of shares of PC Stock set forth on Annex III and (ii) the amount of cash set forth on Annex III hereto, said cash to be payable by wire transfer.

         3.2 The STOCKHOLDER shall deliver to PC at the Closing the certificates representing the COMPANY Stock, duly endorsed in blank by the STOCKHOLDER, or accompanied by duly executed stock powers, with, if required by PC, signatures guaranteed by a national or state chartered bank or other financial institution, and with all necessary Transfer Tax and other revenue stamps, acquired at the STOCKHOLDER'S expense, affixed and canceled. The STOCKHOLDER agrees promptly to use reasonable best efforts to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

4.       CLOSING

         At or prior to the Pricing, the parties shall use all reasonable best efforts to take all actions necessary to prepare to (i) effect the Mergers (including, if permitted by applicable state law, the advance filing with the appropriate state authorities of the Articles of Merger, which shall become effective only at the Effective Time of the Mergers) and (ii) effect the conversion and delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the Mergers for purposes of this Agreement or the conversion and delivery of the shares and payment therefor referred to in Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement terminates, PC hereby covenants and agrees to do all things required by Delaware law and all things which counsel for the COMPANIES advises PC are required by applicable laws of the State of California in order to rescind any merger or other actions effected by the advance filing of the Articles of Merger as described in this Section.

The taking of the actions described in clauses (i) and (ii) above (the "Closing") shall take place on the closing date (the "Closing Date") at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178. On the Funding and Consummation Date (x) the Articles of Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Funding and Consummation Date, shall become effective and the Mergers shall thereby be effected, (y) all transactions contemplated by this Agreement, including the conversion and delivery of shares, the delivery of wire transfers in amounts equal to the cash portions of the consideration which the STOCKHOLDER shall be entitled to receive pursuant to the Mergers referred to in Section 3 hereof and (z) the closing with respect to the IPO shall occur and be deemed to be completed. The date on which the actions described in the preceding clauses (x), (y) and (z) occurs shall be referred to as the "Funding and Consummation Date." This Agreement shall in any event terminate if the Funding and Consummation Date has not occurred within 15 business days of the Closing Date, provided that, PC, the NEWCOS, the COMPANIES and the STOCKHOLDER shall act in good faith to consummate the IPO. Time is of the essence.

5.       REPRESENTATIONS AND WARRANTIES OF EACH COMPANY AND THE STOCKHOLDER

         (A)  Representations and Warranties of Each COMPANY and the
STOCKHOLDER.

         Each COMPANY and the STOCKHOLDER jointly and severally represent and warrant that all of the following representations and warranties in this
Section 5(A) are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of the Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve (12) months (the last day of such period being the "Expiration Date"), except that (i) the representations and warranties set forth in Section 5.22 hereof shall survive until such time as the statute of limitations period has run for all tax periods (and any portion thereof) ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 5.22, and (ii) solely for purposes of Section 11.1(iii) hereof, and solely to the extent that, in connection with the IPO, PC actually incurs liability under the 1933 Act, the 1934 Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable statute of limitations period, which shall be deemed to be the Expiration Date for such purposes. For purposes of this
Section 5, the term "the COMPANY" or "each COMPANY" shall mean and refer to each COMPANY and each of its subsidiaries, if any.

         5.1 DUE ORGANIZATION. Each COMPANY is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except (i) as set forth on Schedule 5.1 or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition (as used herein with respect to each COMPANY, or with respect to any other person, a "Material Adverse Effect") on such COMPANY. Schedule 5.1 contains a list of all jurisdictions in which each COMPANY is authorized or qualified to do business. True, complete and correct copies of the Certificate or Articles of Incorporation and By-laws, each as amended to date, of each COMPANY (the "Charter Documents") are all attached hereto as Schedule 5.1. The minute books and stock records of each COMPANY, as heretofore made available to PC, are correct and complete in all material respects. The most recent minutes of each COMPANY, which are dated no earlier than ten (10) business days prior to the date hereof, affirm and ratify all prior acts of such COMPANY and of its officers and directors on behalf of such COMPANY.

         5.2 AUTHORIZATION. (i) The representatives of each COMPANY executing this Agreement have the authority to enter into and bind such COMPANY to the terms of this Agreement and (ii) each COMPANY has the full corporate right, power and authority to enter into this Agreement and the Merger to which it will be a party, subject to any required approval of the shareholder and the Board of Directors of such COMPANY described on Schedule 5.2, certified copies of which are attached thereto.

         5.3 CAPITAL STOCK OF EACH COMPANY. The authorized capital stock of each COMPANY is as set forth in Section 1.4(i). All of the issued and outstanding shares of capital stock of each COMPANY are owned by the STOCKHOLDER in the amounts set forth in Annex IV and further, except as set forth on Schedule 5.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of capital stock of each COMPANY have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDER and were offered, issued, sold and delivered by such COMPANY in compliance in all material respects with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

         5.4 TRANSACTIONS IN CAPITAL STOCK, REORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, neither of the COMPANIES has acquired any COMPANY Stock since January 1, 1994. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates either COMPANY to issue any of its authorized but unissued capital stock or its treasury stock; (ii) neither COMPANY has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of either COMPANY nor the relative ownership of shares among any of its respective stockholders has been altered or changed in contemplation of the Mergers. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the stock of either COMPANY.

         5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of COMPANY Stock was issued pursuant to awards, grants or bonuses.

         5.6 SUBSIDIARIES. Neither of the COMPANIES has any subsidiaries. Except as set forth on Schedule 5.6, neither COMPANY owns, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is either COMPANY, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a list of all names of all predecessor companies of each COMPANY, including the names of any entities acquired by either COMPANY (by stock purchase, merger or otherwise) or from whom either COMPANY previously acquired material assets. Except as disclosed on Schedule 5.7, neither COMPANY has been a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

         5.8 SPIN-OFF BY THE COMPANIES. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of either COMPANY or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the COMPANIES ("Affiliates") since January 1, 1994.

         5.9     FINANCIAL STATEMENTS.   Attached hereto as Schedule 5.9 are
copies of the following financial statements (the "COMPANIES' Financial Statements") of the COMPANIES: the COMPANIES' audited Combined Balance Sheets as of June 30, 1996 and December 31, 1995 and 1994 and Combined Statements of Income, Cash Flows and Retained Earnings for the six months ended June 30, 1996 and for each of the years in the three-year period ended December 31, 1995 (June 30, 1996 being hereinafter referred to as the "Balance Sheet Date").
Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted thereon or on Schedule 5.9). Except as set forth on Schedule 5.9, such Combined Balance Sheets as of June 30, 1996 and December 31, 1995 and 1994 present fairly in all material respects the financial position of the COMPANIES as of the dates indicated thereon, and such Combined Statements of Income, Cash Flows and Retained Earnings present fairly in all material respects the results of operations and cash flows for the periods indicated thereon.

         5.10 LIABILITIES AND OBLIGATIONS. Each COMPANY has delivered to PC an accurate list (which is set forth on Schedule

5.10) as of the Balance Sheet Date of (i) all liabilities of such COMPANY which are not reflected on the balance sheet of such COMPANY at the Balance Sheet Date and (ii) any material liabilities of such COMPANY (including all liabilities in excess of $10,000 which are not reflected on the balance sheet as of the Balance Sheet Date) and (iii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements to which such COMPANY is a party. Except as set forth on Schedule 5.10, since the Balance Sheet Date, neither COMPANY has incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. Each COMPANY has also set forth on
Schedule 5.10, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which may be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, each COMPANY has provided to PC the following information:

                 (i) a summary description of the liability together with the following:

                      (a) copies of all relevant documentation relating thereto;

                      (b) amounts claimed and any other action or relief sought; and

                      (c) name of claimant and all other parties to the claim, suit or proceeding.

                 (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

                 (iii) the date such claim, suit or proceeding was instituted;
         and

                 (iv) a reasonable best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

         5.11 ACCOUNTS AND NOTES RECEIVABLE. The COMPANIES have delivered to PC an accurate list (which is set forth on Schedule 5.11) of the accounts and notes receivable of the COMPANIES, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including receivables from and advances to employees and the STOCKHOLDER. Within ten (10) days prior to Closing, the COMPANIES shall provide PC with an accurate list of all receivables obtained subsequent to the Balance Sheet Date that are outstanding as of the date of the delivery of such list. For each of the aforementioned accounts and notes receivable reports, the COMPANIES shall provide PC with an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Except to the extent reflected on Schedule 5.11, such accounts and notes are collectible in the amounts shown on Schedule 5.11, and neither COMPANY has received any written notice of any contest, claim or right of set-off with respect to the amount or validity of any such account receivable and has no other reason to believe that such amounts are not fully collectible.

         5.12    Intellectual Property; Permits and Intangibles.

         (a) The COMPANIES owns all Intellectual Property the absence of any of which is reasonably likely to have a Material Adverse Effect on their business, and the COMPANIES have delivered to PC an accurate list (which is set forth on Schedule 5.12) of all Intellectual Property owned or used by the COMPANIES. Each item of Intellectual Property owned or used by the COMPANIES is valid and in full force and effect. Except as set forth on Schedule 5.12, all right, title and interest in and to each item of Intellectual Property is owned by the COMPANIES and is not subject to any license, royalty arrangement or pending or threatened claim or dispute. None of the Intellectual Property owned or, to the COMPANIES' knowledge, none of the Intellectual Property used by the COMPANIES nor any product sold by the COMPANIES, infringes any Intellectual Property right of any other entity and no Intellectual Property owned by the COMPANIES is infringed upon by any other entity.

         (b) The COMPANIES hold all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on their business, and the

COMPANIES have delivered to PC an accurate list (which is set forth on Schedule 5.12) of all such licenses, franchises, permits and other governmental authorizations, including permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates.
To the knowledge of the COMPANIES, the licenses, franchises, permits and other governmental authorizations listed on Schedule 5.12 are valid, and the COMPANIES have not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The COMPANIES have conducted and are conducting their business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing, in each case, except where such non-compliance or violation would not have a Material Adverse Effect on either COMPANY.

         5.13    ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 5.13,
(i) the COMPANIES have complied in all material respects with and are in compliance in all material respects with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to them or any of their properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law); (ii) the COMPANIES have obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and have reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by either COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by either COMPANY except as permitted by Environmental Laws; (iv) neither COMPANY knows of any on-site or off-site location to which either COMPANY has transported or disposed of Hazardous Wastes and Hazardous

Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against either COMPANY, PC or the NEWCOS for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) neither COMPANY has any contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

         5.14 PERSONAL PROPERTY. The COMPANIES have delivered to PC an accurate list (which is set forth on Schedule 5.14) of (x) all personal property included (or that will be included) in "depreciable plant, property and equipment" (or similarly named line item)on the balance sheet of the COMPANIES as of the Balance Sheet Date, (y) all other personal property owned by the COMPANIES with a value individually in excess of $10,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases, (2) a listing of the capital costs of all such assets which are subject to capital leases and (3) an indication as to which assets are currently owned, or, to the COMPANIES' knowledge, were formerly owned, by the STOCKHOLDER or affiliates of the COMPANIES or the STOCKHOLDER. Except as set forth on
Schedule 5.14, (i) all personal property with a value individually in excess of $10,000 used by either COMPANY in its business is either owned by such COMPANY or leased by such COMPANY pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 is in good working order and condition, ordinary wear and tear excepted, and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the COMPANY party thereto, and to such COMPANY's knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.15    SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.
The COMPANIES have delivered to PC an accurate list (which is set forth on Schedule 5.15) of (i) all significant customers, or persons or entities that are sources of a significant number of customers (e.g., certain physician practices, HMO's, etc.), it being understood and agreed that a "significant customer," for purposes of this Section 5.15, means a customer (or persons or entity) representing 5% or more of either COMPANY's annual revenues as of the end of its last fiscal year. Except to the extent set forth on Schedule 5.15, none of either COMPANY's significant customers (or persons or entities that are sources of a significant number of customers) have canceled or substantially reduced or, to the knowledge of such COMPANY, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by such COMPANY.

                 The COMPANIES have listed on Schedule 5.15 all material contracts, commitments and similar agreements to which either COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements), other than agreements listed on Schedule 5.10, 5.14, 5.16, 5.18 or 5.19,(a) in existence as of the Balance Sheet Date and (b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to PC. Each COMPANY has complied in all material respects with all commitments and obligations pertaining to it, is not in default under any contracts or agreements listed on Schedule 5.15, and no notice of default under any such contract or agreement has been received. The COMPANIES have also indicated on Schedule 5.15 a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $50,000 by either COMPANY.

         5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the COMPANIES (i) as of the Balance Sheet Date and
(ii) acquired since the Balance Sheet Date, and all other real property, if any, used by either COMPANY in the conduct of its business. The COMPANIES have good and insurable title to the real property owned by the COMPANIES, including that reflected on Schedule 5.14, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for:

                 (i) liens reflected on Schedule 5.10 or 5.15 as securing specified liabilities (with respect to which no material default by either COMPANY exists);

                 (ii) liens for current taxes not yet due and payable and assessments not in default;

                 (iii) easements for utilities serving the property only; and

                 (iv) easements, covenants and restrictions and other exceptions to title shown of record in the office of the County Clerks in which the properties, assets and leasehold estates are located which do not materially adversely affect the current use of the property.

Schedule 5.16 contains true, complete and correct copies of all title reports and title insurance policies received or owned by either COMPANY with respect to real property owned by such COMPANY.

         Schedule 5.16 also contains an accurate list of, and true, complete and correct copies of, all leases and agreements in respect of real property leased by either COMPANY, which leases and agreements are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or, to the COMPANIES' knowledge, were formerly owned, by the STOCKHOLDER or affiliates of the COMPANIES or the STOCKHOLDER. Except as set forth on
Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the COMPANY party thereto, and to such COMPANY's knowledge, of the parties (and their successors) thereto in accordance with their respective terms.

         5.17 INSURANCE. The COMPANIES have delivered to PC, as set forth on and attached to Schedule 5.17, (i) an accurate list as of the Balance Sheet Date of all insurance policies currently carried by the COMPANIES, (ii) an accurate list of all insurance loss runs or workers' compensation claims received for the past three (3) policy years and (iii) true, complete and correct copies of all insurance policies currently in effect. Such insurance policies evidence all of the insurance that the COMPANIES are required to carry pursuant to all of their contracts and other agreements and pursuant to all applicable laws. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Funding and Consummation Date. No insurance carried by either COMPANY has ever been canceled by the insurer and neither COMPANY has ever been denied coverage.

         5.18 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS. The COMPANIES have delivered to PC an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of each COMPANY, listing all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The COMPANIES have provided to PC true, complete and correct copies of any employment agreements for persons listed on Schedule 5.18. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

                 Except as set forth on Schedule 5.18, (i) neither COMPANY is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of either COMPANY are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or, to the COMPANIES' knowledge, threatened labor dispute involving either COMPANY and any group of its employees nor has either COMPANY experienced any labor interruptions over the past three years. Each COMPANY believes its relationships with its employees to be good.

         5.19 EMPLOYEE PLANS. Attached hereto as Schedule 5.19 are complete and accurate copies, as of the Balance Sheet Date, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by either COMPANY, or any benefit plans or arrangements, formal or informal, that are not subject to ERISA, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements, or to which either COMPANY currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans").

         5.20 COMPLIANCE WITH ERISA. Except for the Plans, neither COMPANY maintains or sponsors, and neither COMPANY is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other compensation or benefit arrangement, formal or informal, with their respective employees, whether or not subject to ERISA. Except as set forth on
Schedule 5.20, (i) all Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in all material respects in accordance with the governing documents; (ii) all Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, or, in the case of master or prototype plans, opinion letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 5.20; (iii) to the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Funding and Consummation Date; (iv) all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Reports, audits or tax returns) have been timely filed or distributed, or failure to timely file or deliver will not result in a Material Adverse Effect to either COMPANY; (v) none of the STOCKHOLDER, any Plan, or either COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA that could result in a material tax or penalty to either COMPANY; (vi) no Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; (vii) no circumstances exist pursuant to which either COMPANY could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation (the "PBGC") under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty that could result in any material liability to either COMPANY with respect to any plan now or hereafter maintained or contributed to by either COMPANY or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes either COMPANY; (viii) neither COMPANY nor any member of a "controlled group" (as defined above) that includes either COMPANY currently has (or at the Funding and Consummation Date will have) any obligation whatsoever to contribute to any "single employer pension plan" (as defined in ERISA Section 4001(a)(15)) or any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(3)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan;
(ix) there have been no terminations or partial terminations of, or discontinuance of contributions to, any Qualified Plan without notice to and approval by the Internal Revenue Service; (x) no Plan that is subject to the provisions of Title IV of ERISA has been terminated within the three year period immediately preceding the date of this Agreement; (xi) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported within the three year period immediately preceding the date of this Agreement; (xii) with respect to Plans which qualify as

"group health plans" under Section 4980B of the Internal Revenue Code and
Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANIES and the STOCKHOLDER have complied (and on the Funding and Consummation Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and neither COMPANY has incurred (and will not incur) any material direct or indirect liability and is not (and will not be) subject to any material loss, assessment, excise tax penalty, loss of Federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by either COMPANY or the STOCKHOLDER, at any time prior to the Funding and Consummation Date, to comply with any such Federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Funding and Consummation Date directly or indirectly against either COMPANY or the STOCKHOLDER with respect to such group health plans; and (xiii) other than claims in the ordinary course of business there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the best of the COMPANIES' and the STOCKHOLDER'S knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding or any governmental or other proceeding or investigation with respect to any Plan, or with respect to any fiduciary, administrator or sponsor thereof (in their capacities as such), or any party in interest thereof.

         5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 5.21, neither COMPANY is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect; and except to the extent set forth on Schedule 5.10, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the COMPANIES or the STOCKHOLDER, threatened against or affecting either COMPANY, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect, and no notice of any such claim, action, suit or proceeding, whether pending or threatened, has been received. Each of the COMPANIES has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing, which violation would be reasonably likely to have a Material Adverse Effect on either COMPANY.

         5.22    TAXES.   Except as set forth on Schedule 5.22:

                 (i) All Returns required to have been filed by or with respect to the COMPANIES and any affiliated, combined, consolidated, unitary or similar group of which the COMPANY is or was a member (a "Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the COMPANIES, any subsidiary and any member of a Relevant Group (individually, the "Acquired Party" and collectively, the "Acquired Parties") have been paid.

                 (ii) To the knowledge of the COMPANIES and the STOCKHOLDER, the provisions for Taxes due by the COMPANIES and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the COMPANIES' Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of such Acquired Party.

                 (iii) No Acquired Party is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which an Acquired Party does not file Returns that it is or may be subject to taxation by that jurisdiction.

                 (iv) Each Acquired Party has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                 (v) No Acquired Party expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any Acquired Party either (i) claimed or raised by any Taxing Authority or
         (ii) otherwise known to any Acquired Party. No issues have been raised in any examination by any Taxing Authority with respect to any Acquired Party which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 5.22(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any Acquired Party for all taxable periods ended on or after January 1, 1990, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each Acquired Party has delivered to PC complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, such Acquired Party since January 1, 1990.

                 (vi) No Acquired Party has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                 (vii) No Acquired Party has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

                 (viii) No Acquired Party is a party to any Tax allocation or sharing agreement.

                 (ix) None of the assets of any Acquired Party constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No Acquired Party is a party to any "safe harbor lease" that is subject to the provisions of
         Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

                 (x) No Acquired Party is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any Acquired Party is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

                 (xi) No Acquired Party is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                 (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any Acquired Party that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

                 (xiii) No Acquired Party has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                 (xiv) Each Acquired Party has disclosed (in accordance with
         Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of
         Section 6662(d) of the Code.

                 (xv) No Acquired Party has any liability for Taxes of any person other than such Acquired Party (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or
         (iv) otherwise.

                 (xvi) With respect to SPDI only, there currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any Acquired Party (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section

         1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

                 (xvii) With respect to SPDI only, at ______________, the Acquired Parties had aggregate Tax Losses for federal income Tax purposes as described on Schedule 5.22(xvii) attached hereto.

                 (xviii) Neither COMPANY is an investment company as defined in
         Section 351(e)(1) of the Code.

                 (xix) The fair market value of the assets of each COMPANY exceeds the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

                 (xx) Neither COMPANY is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

                 (xxi) With respect to SPI only, the COMPANY made a valid election to be an S Corporation, as defined in Section 1361 of the Code, for Federal, state and local tax purposes for its taxable year, beginning on January __, 19__, and has been taxed as an S Corporation for Federal, state and local tax purposes for such taxable year and all subsequent years.

                 For purposes of this Section 5.22, the following definitions shall apply:

                 "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax with any Taxing Authority or governmental agency.

                 "Tax" or "Taxes" means all Federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                 "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction or any foreign jurisdiction, having jurisdiction with respect to any Tax.

         5.23    NO VIOLATIONS.   Neither COMPANY is in violation of any
Charter Document. Neither COMPANY nor, to the knowledge of the COMPANIES and the STOCKHOLDER, any other party thereto, is in default under any lease, instrument, agreement, license or permit set forth on Schedule 5.12, 5.14, 5.15, 5.16, 5.18 or 5.19 or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as set forth on Schedule 5.23, (a) the rights and benefits of the COMPANIES under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance by the COMPANIES and the STOCKHOLDER of their obligations hereunder and the consummation by the COMPANIES and the STOCKHOLDER of the transactions contemplated hereby will not result in any material violation or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as set forth on Schedule 5.23, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on Schedule 5.23, none of the Material Documents expressly prohibits or materially restricts either COMPANY from freely providing services to any other customer or potential customer of the COMPANIES, PC, the NEWCOS or any Other Founding Company.

         5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.15, neither COMPANY is a party to any governmental contract subject to price redetermination or renegotiation.

         5.25 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as set forth on Schedule 5.25, there has not been:

                 (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of either COMPANY;

                 (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of either COMPANY;

                 (iii) any change in the authorized capital of either COMPANY or its outstanding securities or any change in its ownership interests or any grant or issuance of any options, warrants, calls, conversion rights or commitments;

                 (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of either COMPANY;

                 (v) any increase in the compensation, bonus, sales commissions or fee arrangements payable or to become payable by either COMPANY to any of its officers, directors, employees, consultants, agents or the STOCKHOLDER, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                 (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of either COMPANY;

                 (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of either COMPANY to any person, including, without limitation, the STOCKHOLDER and his affiliates;

                 (viii) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to either COMPANY, including, without limitation, any material indebtedness or obligation of the STOCKHOLDER or any affiliate thereof;

                 (ix) any plan, agreement or arrangement granting any preferential right to purchase or acquire any interest in any of the material assets, property or rights of either COMPANY or requiring consent of any party to the transfer and assignment of any such material assets, property or rights;

                 (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of either COMPANY's business;

                 (xi) any waiver of any material rights or claims of either COMPANY, provided that, the COMPANIES may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

                 (xii) any breach, or any amendment other than an amendment in the ordinary course of business, or termination of any material contract, agreement, license or permit to which either COMPANY is a party;

                 (xiii) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date;

                 (xiv) any other distribution of property or assets by either COMPANY outside the ordinary course of business;

                 (xv) any other transaction by either COMPANY outside the ordinary course of its business; or

                 (xvi) any other activity prohibited by Section 7.3 that is not specifically included in this Section 5.25.

         5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The COMPANIES have delivered to PC an accurate schedule (which is set forth on Schedule 5.26) as of the date of this Agreement of:

                 (i) the name of each financial institution in which either COMPANY has accounts or safe deposit boxes;

                 (ii)  the names in which the accounts or boxes are held;

                 (iii)  the type of account and account number; and

                 (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from either COMPANY and a description of the terms of such power of attorney.

         5.27 RELATIONS WITH GOVERNMENTS. Neither COMPANY has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

         5.28 DISCLOSURE. (a) This Agreement, the schedules hereto, and the certificates and other documents furnished by each COMPANY to PC pursuant hereto and for inclusion in the Registration Statement(which, for purposes of this Agreement, shall include the completed Directors and Officers Questionnaires and Registration Statement Questionnaires), taken as a whole, do not, and as to any representation or warranty made to the knowledge of the COMPANIES or the STOCKHOLDER, such representation and warranty, to the COMPANIES' knowledge, does not, as of their respective dates contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein and therein not misleading.

                 (b) The COMPANIES and the STOCKHOLDER acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur at a particular price or within a particular range of prices or occur at all; and (ii) that neither PC or any of its officers, directors, agents or representatives shall have any liability to either COMPANY, the STOCKHOLDER or any other person affiliated or associated with the COMPANIES for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all provided that PC acts in good faith, and uses its best efforts to cause its directors and officers to act in good faith to consummate the transactions contemplated herein.

         (B)     Representations and Warranties of the STOCKHOLDER.

         The STOCKHOLDER represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of the Closing and on the Funding and Consummation Date, and that the representations and warranties set forth in Sections 5.29 and 5.30 shall survive until the tenth anniversary of the Funding and Consummation Date, which shall be deemed to the Expiration Date for purposes of Sections 5.29 and 5.30.

         5.29 AUTHORITY; OWNERSHIP. The STOCKHOLDER has the full legal right, power and authority to enter into this Agreement. The STOCKHOLDER owns beneficially and of record all of the shares of each COMPANY's stock identified on Annex IV as being owned by the STOCKHOLDER, and, except as set forth on the
Schedule 5.29, such COMPANY Stock is owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind.

         5.30 PREEMPTIVE RIGHTS. As of the date hereof, the STOCKHOLDER does not have any preemptive or other right to acquire shares of PC Stock (other than rights of the STOCKHOLDER to acquire PC Stock pursuant to (i) this Agreement or (ii) any option granted by PC) and, except for the rights set forth on Schedule 5.4, the STOCKHOLDER does not have, and hereby waives, any such preemptive or other right to acquire shares of stock in either COMPANY.

         5.31 NO INTENTION TO DISPOSE OF PC STOCK. There is no current plan or intention by the STOCKHOLDER to sell, exchange or otherwise dispose of shares of PC Stock received in the Merger.

6.       REPRESENTATIONS AND WARRANTIES OF PC AND THE NEWCOS

                 PC and the NEWCOS jointly and severally represent and warrant that all of the following representations and warranties in this
Section 6 are true at the date of this Agreement and, subject to Section 7.8 hereof, shall be true at the time of the Closing and the Funding and Consummation Date, and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve (12) months (the last day of such period being the "Expiration Date"), except that (i) the warranties and representations set forth in Section 6.13 hereof shall survive until such time as the limitations period has run for all tax periods (and any portions thereof) ended on or prior to the Funding and Consummation Date, which shall be deemed to be the Expiration Date for Section 6.13 and (ii) solely for purposes of Section 11.2(iv) hereof, and solely to the extent that in connection with the IPO PC actually incurs liability under the 1933 Act, the 1934 Act or any other Federal or state securities laws, the representations and warranties set forth herein shall survive until the expiration of any applicable limitations period, which shall be deemed to be the Expiration Date for such purposes.

         6.1 DUE ORGANIZATION. PC and each NEWCO are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and are duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended to date, of PC and the NEWCOS (the "PC Charter Documents") are all attached hereto as Annex II.

         6.2 AUTHORIZATION. (i) The respective representatives of PC and the NEWCOS executing this Agreement have the authority to enter into and bind PC and each NEWCO to the terms of this Agreement and (ii) PC and each NEWCO have the full corporate right, power and authority to enter into this Agreement and the Mergers.

         6.3 CAPITAL STOCK OF THE PC AND NEWCO. The authorized capital stock of PC and each NEWCO are as set forth in Sections 1.4(ii) and (iii), respectively. All of the issued and outstanding shares of the capital stock of each NEWCO are owned by PC and all of the issued and outstanding shares of the capital stock of PC are owned by the persons set forth on Annex V hereof, in each case, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of PC and each NEWCO have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by PC and the persons set forth on Annex V, respectively, and were offered, issued, sold and delivered by PC and such NEWCO in compliance in all material respects with all applicable state and Federal laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholder of PC or either NEWCO. No preemptive or other right to acquire shares of PC or either NEWCO has been granted to any person other than the rights granted pursuant to this Agreement and the transactions contemplated herein, the Other Agreements and the transactions contemplated therein or as set forth in the Registration Statement.

         6.4 TRANSACTIONS IN CAPITAL STOCK. Except for the Other Agreements and as set forth on Schedule 6.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates PC or either NEWCO to issue any of its authorized but unissued capital stock or treasury stock; and
(ii) neither PC nor either NEWCO has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Schedule 6.4 also includes complete and accurate copies of all stock option or stock purchase plans of PC and each NEWCO, including a list, accurate as of the date hereof, of all outstanding options, warrants or other rights to acquire shares of their respective capital stock.

         6.5 SUBSIDIARIES. Neither NEWCO has any subsidiaries. PC has no subsidiaries except for the NEWCOS and each of the companies identified as "NEWCO" in each of the Other Agreements. Except as set forth in the preceding sentence, neither PC nor either NEWCO owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is PC or either

NEWCO, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         6.6 LIABILITIES AND OBLIGATIONS. Except as set forth on Schedule 6.6, PC and the NEWCOS have no material liabilities, contingent or otherwise, except as set forth in or contemplated by this Agreement and the Other Agreements and except for fees and expenses incurred in connection with the transactions contemplated hereby and thereby.

         6.7 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 6.7, neither PC nor either NEWCO is in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them, which violation would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.7, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of PC or the NEWCOS, threatened, against or affecting PC or either NEWCO, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them, and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. PC and the NEWCOS have conducted and are conducting their respective businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing, which violation might have a Material Adverse Effect.

         6.8 NO VIOLATIONS. Neither PC nor either NEWCO is in violation of any PC Charter Document. None of PC, the NEWCOS or, to the knowledge of PC and the NEWCOS, any other party thereto is in default under any lease, instrument, agreement, license or permit to which PC or either NEWCO is a party, or by which PC or either NEWCO, or any of their respective properties, are bound (collectively, the "PC Documents"); and (a) the rights and benefits of PC and the NEWCOS under the PC Documents will not be adversely affected by the transactions contemplated hereby; and (b) the execution of this Agreement and the performance of PC's and each NEWCO'S obligations hereunder and the consummation by them of the transactions contemplated hereby will not result in any material violation or breach of, or constitute a default under, any of the terms or provisions of the PC Documents or the PC Charter Documents. Except as set forth on Schedule 6.8, none of the PC Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and the consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit of PC or either NEWCO.

         6.9 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by PC and the NEWCOS and the performance by them of the transactions contemplated hereby have been duly and validly authorized by the respective Boards of Directors of PC and each NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of PC and each NEWCO.

         6.10 PC STOCK. At the time of issuance thereof, the PC Stock to be delivered to the STOCKHOLDER pursuant to this Agreement will constitute valid and legally issued shares of PC, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all respects to the PC Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The shares of PC Stock to be issued to the STOCKHOLDER pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

         6.11 NO SIDE AGREEMENTS. Neither PC nor either NEWCO has entered or will enter into any agreement with any of the Founding Companies or any of the stockholders of the Founding Companies or PC other than the Other Agreements and the agreements contemplated by each of the Other Agreements, including the employment agreements referred to therein. PC has provided to the COMPANIES any of such documents which have been requested by either COMPANY or the STOCKHOLDER.

         6.12 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. PC was formed in July 1996, and has conducted limited operations since that time. Neither PC nor either NEWCO has conducted any business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Neither PC nor either NEWCO owns or has at any time owned any real property or any material personal property or is a party to any other agreement, except as listed on Schedule 6.12 and except that PC is a party to the Other Agreements and the agreements contemplated thereby and to such agreements as will be filed as Exhibits to the Registration Statement.

         6.13 TAXES. The NEWCOS are newly formed entities which have no tax or operational history. Except as set forth on Schedule 6.13:

                 (i) All Returns required to have been filed by or with respect to PC and any affiliated, combined, consolidated, unitary or similar group of which PC is or was a member (a "PC Relevant Group") with any Taxing Authority have been duly filed, and each such Return correctly and completely reflects the Tax liability and all other information required to be reported thereon. All Taxes (whether or not shown on any Return) owed by the PC Relevant Group have been paid.

                 (ii) The provisions for Taxes due by PC and any subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in the PC Financial Statements are sufficient for all unpaid Taxes, being current taxes not yet due and payable, of the PC Relevant Group.

                 (iii) No corporation in the PC Relevant Group is a party to any agreement extending the time within which to file any Return. No claim has ever been made by any Taxing Authority in a jurisdiction in which a corporation in the PC Relevant Group does not file Returns that it is or may be subject to taxation by that jurisdiction.

                 (iv) Each corporation in the PC Relevant Group has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

                 (v) No corporation in the PC Relevant Group expects any Taxing Authority to assess any additional Taxes against or in respect of it for any past period. There is no dispute or claim concerning any Tax liability of any corporation in the PC Relevant Group either
         (i) claimed or raised by any Taxing Authority or (ii) otherwise known to any corporation in the PC Relevant Group. No issues have been raised in any examination by any Taxing Authority with respect to any corporation in the PC Relevant Group which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Schedule 6.13(v) attached hereto lists all federal, state, local and foreign income Tax Returns filed by or with respect to any corporation in the PC Relevant Group for all taxable periods, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. Each corporation in the PC Relevant Group will make available to the STOCKHOLDER, at his request, complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, PC.

                 (vi) No corporation in the PC Relevant Group has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

                 (vii) No corporation in the PC Relevant Group has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G the Code.

                 (viii) No corporation in the PC Relevant Group is a party to any Tax allocation or sharing agreement.

                 (ix) None of the assets of any corporation in the PC Relevant Group constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. No corporation in the PC Relevant Group is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

                 (x) No corporation in the PC Relevant Group is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of any corporation in the PC Relevant Group is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

                 (xi) No corporation in the PC Relevant Group is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

                 (xii) There are no accounting method changes or proposed or threatened accounting method changes, of any corporation in the PC Relevant Group that could give rise to an adjustment under Section 481 of the Code for periods after the Funding and Consummation Date.

                 (xiii) No corporation in the PC Relevant Group has received any written ruling of a Taxing Authority related to Taxes or entered into any written and legally binding agreement with a Taxing Authority relating to Taxes.

                 (xiv) Each corporation in the PC Relevant Group has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

                 (xv) No corporation in the PC Relevant Group has any liability for Taxes of any person other than such corporation in the PC Relevant Group (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract or (iv) otherwise.

                 (xvi) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, Tax credits or other similar items of any corporation in the PC Relevant Group (collectively, the "Tax Losses") under (i) Section 382 of the Code, (ii) Section 383 of the Code, (iii) Section 384 of the Code, (iv) Section 269 of the Code, (v) Section 1.1502-15 and
         Section 1.1502-15A of the Treasury regulations, (vi) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (vii) Sections 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986.

                 (xvii) Neither PC nor either NEWCO is an investment company as defined in Section 351(e)(1) of the Code.

                 (xviii) Neither PC nor either NEWCO is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 351(e)(2) of the Code.

7.       COVENANTS PRIOR TO CLOSING

         7.1 ACCESS AND COOPERATION; DUE DILIGENCE. (a) Between the date of this Agreement and the Funding and Consummation Date, upon reasonable notice to the COMPANIES, the COMPANIES will afford to the officers and authorized representatives of PC and the Other Founding Companies access to all of the COMPANIES' sites, properties, books and records and will furnish PC with such additional financial and operating data and other information as to the business and properties of the COMPANIES as PC or the Other Founding Companies may from time to time reasonably request. The COMPANIES will cooperate with PC and the Other Founding Companies, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. PC, the NEWCOS, the STOCKHOLDER and the COMPANIES will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Other Founding Companies as confidential in accordance with the provisions of Section 14 hereof. In addition, PC will cause each of the Other Founding Companies to enter into a provision similar to this Section 7.1 requiring each such Other Founding Company, its stockholders, directors, officers, representatives, employees and agents to keep confidential any information obtained by such Other Founding Company.

         (b) Between the date of this Agreement and the Funding and Consummation Date, upon reasonable notice to PC, PC will afford to the officers and authorized representatives of the COMPANIES access to all of PC's and each NEWCO'S sites, properties, books and records and will furnish the COMPANIES with such additional financial and operating data and other information as to the business and properties of PC and the NEWCOS as the COMPANIES may from time to time reasonably request. PC and the NEWCOS will cooperate with the COMPANIES, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with the transactions contemplated by this Agreement. The COMPANIES, PC and the NEWCOS will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 14 hereof.

         7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Funding and Consummation Date, each COMPANY will, except as set forth on Schedule 7.2:

                 (i) carry on its business in the ordinary course as conducted heretofore and not introduce any material new method of management, operation or accounting;

                 (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                 (iii) perform all of its current obligations as required under agreements relating to or affecting its assets, properties or rights;

                 (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

                 (v) use its reasonable best efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having material business relations with such COMPANY;

                 (vi) maintain compliance, in all material respects, with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                 (vii) maintain present debt and lease instruments in accordance with their respective terms and not enter into new or amended debt or lease instruments, without the knowledge and consent of PC (which consent shall not be unreasonably withheld); and

                 (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

         7.3 PROHIBITED ACTIVITIES. Except as disclosed on Schedule 7.3, between the date hereof and the Funding and Consummation Date, neither COMPANY will, without the prior written consent of PC:

                 (i) make any change in its Articles or Certificate of Incorporation or By-laws;

                 (ii) grant or issue any securities, options, warrants, calls, conversion rights or commitments of any kind relating to its securities of any kind other than in connection with the exercise of options or warrants listed on Schedule 5.4;

                 (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock, except for distributions by SPI to the STOCKHOLDER of his Accumulated Adjustment Account;

                 (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditure, except if it is in the ordinary course of business (consistent with past practice) and involves an amount not in excess of $50,000;

                 (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties, whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the business of such COMPANY, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule
         5.10 or 5.15 hereto;

                 (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business;

                 (vii) negotiate for the acquisition of any business or start-up any new business;

                 (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                 (ix) waive any material right or claim of such COMPANY, provided that such COMPANY may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included on Schedule 5.11 unless specifically listed thereon;

                 (x) breach or amend, other than an amendment in the ordinary course of business, or terminate any material contract, agreement, license, or permit to which such COMPANY is a party; or

                 (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

         7.4 NO SHOP. None of the STOCKHOLDER, the COMPANIES or any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Funding and Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

                 (i) solicit or initiate the submission of proposals or offers from any person for,

                 (ii)  participate in any discussion pertaining to, or

                 (iii) furnish any information to any person other than PC or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, either COMPANY or a merger, consolidation or business combination of either COMPANY.

         7.5 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, each COMPANY shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide PC on Schedule 7.5 with proof that any required notice has been sent.

         7.6     AGREEMENTS.  The STOCKHOLDER and the COMPANIES shall terminate
(i) any stockholder agreements, voting agreements, voting trusts, options, warrants and employment agreements between either COMPANY and any employee listed on Schedule 9.12 hereto and (ii) any existing agreement between either COMPANY and the STOCKHOLDER, at or prior to the Funding and Consummation Date. Copies of such termination agreements are attached to Schedule 7.6 or will be furnished to PC at or prior to such date.

         7.7 NOTIFICATION OF CERTAIN MATTERS. The STOCKHOLDER and the COMPANIES shall give prompt notice to PC of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of either COMPANY or the STOCKHOLDER contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the STOCKHOLDER or either COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. PC and the NEWCOS shall give prompt notice to the COMPANIES of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of PC or the NEWCOS contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of PC or either NEWCO to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 7.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.8, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         7.8 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Funding and Consummation Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described on the Schedules, provided, however, that supplements and amendments to Schedules 5.10, 5.11, 5.14 and 5.15 shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by either COMPANY or the STOCKHOLDER that constitutes or reflects an event or occurrence that would be reasonably likely to have a Material Adverse Effect may be made unless PC and a majority of the Founding Companies other than the COMPANIES consent to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by PC or either NEWCO that constitutes or reflects an event or occurrence would be reasonably likely to have a Material Adverse Effect may be made unless a majority of the Founding Companies consent to such amendment or supplement.
For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this

Section 7.8. In the event that one of the Other Founding Companies or its stockholders seek to amend or supplement a Schedule pursuant to Section 7.8 of one of the Other Agreements, and such amendment or supplement constitutes or reflects an event or occurrence that would be reasonably likely to have a Material Adverse Effect on such Other Founding Company or the sale of its stock by its stockholders to PC, PC shall give the COMPANIES notice promptly after it has knowledge thereof. If PC and a majority of the Founding Companies consent to such amendment or supplement, which consent shall have been deemed given if no response is received within 48 hours after notice of such amendment or supplement (or sooner if required by the circumstances under which such consent is requested), but the COMPANIES do not, the COMPANIES may terminate this Agreement pursuant to Section 12.1(iv) hereof. In the event that the COMPANIES seek to amend or supplement a Schedule pursuant to this Section 7.8 and PC and a majority of the Other Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that PC or either NEWCO seeks to amend or supplement a Schedule pursuant to this Section 7.8 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this
Section 7.8, except that, notwithstanding anything to the contrary contained in this Agreement, if either COMPANY or the STOCKHOLDER on the one hand, or PC or either NEWCO on the other hand, amends or supplements a Schedule which results in a termination of this Agreement and such amendment or supplement arises out of or reflects facts or circumstances which such party knew about at the time of execution of this Agreement and knew would result in a termination of this Agreement or if such amendment or supplement otherwise is proposed in bad faith, such party shall pay or reimburse PC or the COMPANIES and the STOCKHOLDER, as the case may be, for all of the legal, accounting and other out of pocket costs reasonably incurred in connection with this Agreement and the IPO as it relates to the COMPANIES and the STOCKHOLDER. For purposes of any vote that occurs pursuant to this Section 7.8, it is expressly acknowledged and agreed that the COMPANIES together shall have one collective vote and shall be considered as one Founding Company.

         7.9 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The COMPANIES and the STOCKHOLDER shall furnish or cause to be furnished to PC and the Underwriters all of the information concerning the COMPANIES and the STOCKHOLDER reasonably requested by PC or the Underwriters for inclusion in, and will cooperate with PC and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with generally accepted accounting principles, and in form otherwise reasonably requested by PC or the Underwriters as suitable for inclusion in the Registration Statement). PC and the NEWCOS agree to use their best efforts to provide to the STOCKHOLDER and the COMPANIES copies of all drafts of the Registration Statement circulated to the working group as a whole, including the prospectus included therein and all amendments and exhibits thereto and any other documents and correspondence received by or filed with the SEC, and, to the extent practicable in light of the timetable for the IPO and the potential need to respond promptly to SEC, NASD or NASDAQ comments, to give the STOCKHOLDER and the COMPANIES sufficient time to review and comment upon such documents prior to filing with the SEC. The COMPANIES and the STOCKHOLDER agree promptly to advise PC if at any time during the 25 day period following the date of the final prospectus with respect to the IPO (the "Final Prospectus") in which a prospectus relating to the IPO is required to be delivered under the Securities Act, any information contained in the prospectus concerning either COMPANY or the STOCKHOLDER and which was provided by or on behalf of the STOCKHOLDER or either COMPANY or their respective agents or representatives for inclusion in the Registration Statement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and to provide the information needed to correct such misstatement or omission. Insofar as the information requested relates solely to either COMPANY or the STOCKHOLDER and was provided by either COMPANY or the STOCKHOLDER or their respective agents or representatives for inclusion in the Registration Statement, each COMPANY and the STOCKHOLDER represents and warrants that the Registration Statement at its effective date, at the date of each of the Final Prospectus and each amendment to the Registration Statement or supplement to the Final Prospectus, and at each closing date with respect to the IPO under the Underwriting Agreement (including with respect to any over-allotment option) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         7.10 FINAL FINANCIAL STATEMENTS. The COMPANIES shall provide prior to the Funding and Consummation Date, and PC shall have had sufficient time to review, the unaudited combined balance sheets of the COMPANIES as of the end of all fiscal quarters following the Balance Sheet Date, and the unaudited combined statements of income, cash flows and retained earnings of the COMPANIES for all fiscal quarters ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition of either COMPANY or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations of the COMPANIES for the periods indicated thereon.

         7.11 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE
         COMPANIES

         The obligations of the STOCKHOLDER and the COMPANIES with respect to actions to be taken on each of the Closing Date and the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Closing Date and the Funding and Consummation Date of all of the following conditions. As of the Closing Date or the Funding and Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by the COMPANIES and the STOCKHOLDER unless such parties have notified PC in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of PC and the NEWCOS contained in Section 6 hereof.

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of PC and each NEWCO contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by PC and either NEWCO on or before the Closing Date and the Funding and Consummation Date shall have been duly complied with and performed in all material respects; and a certificate to the foregoing effect dated the Closing Date and the Funding and Consummation Date and signed by the President or any Vice President of PC shall have been delivered to the STOCKHOLDER.

         8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be satisfactory to the COMPANIES and their counsel. The STOCKHOLDER and the COMPANIES shall be satisfied that the Registration Statement and the prospectus forming a part thereof, including any amendments thereof or supplement thereto, shall not contain any untrue statement of a material fact, or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the condition contained in this sentence shall be deemed satisfied if either COMPANY or the STOCKHOLDER shall have failed to inform PC in writing prior to the Funding and Consummation Date of the existence of an untrue statement of a material fact or the omission of such a statement of a material fact that cannot be corrected in the final prospectus relating thereto.

         8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted to restrain or prohibit the merger of either NEWCO with and into the respective COMPANY in which it is to be so merged or the Mergers contemplated by the other Agreements or the offering and sale by PC of PC Stock pursuant to the Registration Statement.

         8.4 OPINION OF COUNSEL. The COMPANIES shall have received an opinion from counsel for PC, dated the Closing Date, in the form annexed hereto as Annex VI.

         8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, shares of PC Stock at a price to the public of not less than $10.00 per share.

         8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger or the Mergers contemplated by the other Agreements.

         8.7 GOOD STANDING CERTIFICATES. PC and the NEWCOS each shall have delivered to the COMPANIES a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which PC or NEWCO is authorized to do business, showing that each of PC and each NEWCO is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for PC and each NEWCO, respectively, for all periods prior to the Closing have been filed and paid.

         8.8 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to PC or either NEWCO which would constitute a Material Adverse Effect.

         8.9 CLOSING OF IPO. The closing of the sale of the PC Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         8.10 SECRETARY'S CERTIFICATE. The COMPANIES shall have received a certificate or certificates, dated the Closing Date and the Funding and Consummation Date and signed by the Secretary of PC and of the NEWCOS, certifying the truth and correctness of attached copies of PC's and each NEWCO'S respective Certificates of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the boards of directors and, if required, the stockholders of PC and each NEWCO approving PC's and such NEWCO'S entering into this Agreement and the consummation of the transactions contemplated hereby.

         8.11    EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.12 shall have entered into an employment agreement substantially in the form of Annex VIII hereto.

         8.12 TAX TREATMENT. The COMPANIES and the STOCKHOLDER shall be reasonably satisfied that (i) none of PC, the NEWCOS or any Other Founding Company (or its stockholders) has breached any representation or warranty set forth in this Agreement or in the Other Agreements, and (ii) no event outside the control of the COMPANIES and the STOCKHOLDER has occurred between the date of this Agreement and the Funding and Consummation Date, in each case so as to jeopardize the treatment of the transactions contemplated by the PC Plan of Organization as a transfer of property described in Section 351 of the Code.

         9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF PC AND THE NEWCOS

         The obligations of PC and each NEWCO with respect to actions to be taken on each of the Closing Date and the Funding and Consummation Date are subject to the satisfaction or waiver on or prior to the Closing Date and the Funding and Consummation Date of all of the following conditions. As of the Closing Date or the Funding and Consummation Date, as the case may be, all conditions not satisfied shall be deemed to have been waived by PC and the NEWCOS unless such parties have notified the COMPANIES and the STOCKHOLDER in writing to the contrary, except that no such waiver shall be deemed to affect the survival of the representations and warranties of either COMPANY and the STOCKHOLDER contained in Section 5 hereof.

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the STOCKHOLDER and each COMPANY contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Funding and Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the STOCKHOLDER and each COMPANY on or before the Closing Date or the Funding and Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the STOCKHOLDER shall have delivered to PC a certificate dated the Closing Date and the Funding and Consummation Date and signed by them to such effect.

         9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted to restrain or prohibit the merger of either NEWCO with and into the respective COMPANY into which it is to be so merged or the offering and sale by PC of PC Stock pursuant to the Registration Statement.

         9.3 SECRETARY'S CERTIFICATE. PC shall have received a certificate, dated the Closing Date and the Funding and Consummation Date and signed by the Secretary of each COMPANY, certifying the truth and correctness of attached copies of such COMPANY'S Certificate or Articles of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the STOCKHOLDER approving such COMPANY'S entering into this Agreement and the consummation of the transactions contemplated hereby.

         9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to either COMPANY which would constitute a Material Adverse Effect.

         9.5 STOCKHOLDER'S RELEASE. The STOCKHOLDER shall have delivered to PC an instrument dated the Closing Date releasing each COMPANY from (i) any and all claims of the STOCKHOLDER against either COMPANY and (ii) any and all obligations of either COMPANY to the STOCKHOLDER, except for (x) items specifically identified on Schedules 5.10 and 5.15 as being claims of or obligations to the STOCKHOLDER, (y) continuing obligations to the STOCKHOLDER relating to his employment by either COMPANY and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         9.6 SATISFACTION. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall be satisfactory to PC and its counsel.

         9.7 TERMINATION OF RELATED PARTY AGREEMENTS. Except as set forth on Schedule 9.7 and consented to by PC, all existing agreements between either COMPANY and the STOCKHOLDER shall have been canceled effective prior to or as of the Funding and Consummation Date.

         9.8 OPINION OF COUNSEL. PC shall have received an opinion from counsel to the COMPANIES and the STOCKHOLDER, dated the Closing Date, in the form annexed hereto as Annex VII, which form shall be deemed to include any additional opinions covering matters customary under the circumstances and based upon reasonable requests by the Underwriters, which opinion may be relied upon by counsel to PC in connection with any opinion requested of it by the Underwriters.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Mergers.

         9.10 GOOD STANDING CERTIFICATES. Each COMPANY shall have delivered to PC a certificate, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in such COMPANY's state of incorporation and, unless waived by PC, in each state in which such COMPANY is authorized to do business, showing such COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for such COMPANY for all periods prior to the Closing have been filed and paid.

         9.11 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

         9.12    EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.12 shall have entered into an employment agreement substantially in the form of Annex VIII hereto. Any employment agreement in effect as of the date hereof between either COMPANY and any person listed on
Schedule 9.12 shall have been terminated on or prior to the Funding and Consummation Date.

         9.13 CLOSING OF THE IPO. The closing of the sale of PC Stock to the Underwriters in the IPO shall have occurred simultaneously with the Funding and Consummation Date hereunder.

         9.14 FIRPTA CERTIFICATE. The STOCKHOLDER shall have delivered to PC a certificate to the effect that he or she is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.


10.      COVENANTS OF PC AFTER CLOSING

         10.1 RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS. PC shall use its best efforts to have the STOCKHOLDER released from any and all guarantees on any indebtedness that he personally guaranteed for the benefit of either COMPANY, with all such guarantees on indebtedness being assumed by PC. In the event that PC cannot obtain such releases from the lenders of any such guaranteed indebtedness on or prior to 120 days subsequent to the Funding and Consummation Date, PC shall pay off or otherwise refinance or retire such indebtedness and, in the event that PC cannot obtain releases on or prior to the Funding and Consummation Date, PC agrees to indemnify the STOCKHOLDER against any and all claims made by lenders under such guarantees which arise as a result of PC's failure to cause such guarantees to be released on or prior to the Funding and Consummation Date.

         10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Funding and Consummation Date, PC shall not and shall not permit any of its subsidiaries to undertake any act that would jeopardize the tax-free status of the reorganization, including:

                 (a) the retirement or reacquisition, directly or indirectly, of all or part of the PC Stock issued in connection with the transactions contemplated hereby;

                 (b) the entering into of financial arrangements for the benefit of the STOCKHOLDER; and

                 (c) the disposition of any material part of the assets of either COMPANY within the two years following the Funding and Consummation Date except in the ordinary course of business or to eliminate duplicate services or excess capacity.

         10.3    PREPARATION AND FILING OF TAX RETURNS.

         (i) Each COMPANY shall, if possible, file or cause to be filed all separate Returns of any Acquired Party for all taxable periods that end on or before the Funding and Consummation Date. The STOCKHOLDER shall pay or cause to be paid all Tax liabilities shown by such Returns to be due. PC and the NEWCOS shall not file any amended Tax Returns for any taxable year or portion thereof of the Surviving Corporation ending on or before the Funding and Consummation Date without the prior written consent of the STOCKHOLDER, which consent shall not be unreasonably withheld.

         (ii) PC shall file or cause to be filed all separate Returns of, or that include, any Acquired Party for all taxable periods ending after the Funding and Consummation Date.

         (iii) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

         (iv) Each COMPANY, each NEWCO, PC and the STOCKHOLDER shall each comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a transfer of property under Section 351(a) of the Code.

         10.4 DIRECTORS. The persons named in the Registration Statement shall be appointed as directors of PC not later than ten (10) days following the closing of the IPO.

         10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Closing, PC shall not terminate any health insurance, life insurance or 401(k) plan in effect at either COMPANY until such time as PC is able to replace such plan with a plan that is applicable to the COMPANIES, provided that PC shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, and provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions.

11.      INDEMNIFICATION

         The STOCKHOLDER, PC and each NEWCO each make the following covenants that are applicable to them, respectively:

         11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDER. The STOCKHOLDER covenants and agrees that he will indemnify, defend, protect and hold harmless PC, the NEWCOS and the Surviving Corporations at all times, from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and reasonable expenses of investigation) incurred by PC, either NEWCO, either COMPANY or either Surviving Corporation as a result of or arising from (i) any breach of the representations and warranties of the STOCKHOLDER or either COMPANY set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of the STOCKHOLDER or either COMPANY under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to either COMPANY or the STOCKHOLDER, and provided to PC or its counsel by either COMPANY or the STOCKHOLDER for inclusion in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to either COMPANY or the STOCKHOLDER required to be stated therein or necessary to make the statements therein not misleading, (iv) any Tax imposed upon or relating to any third party for a pre-Funding and Consummation Date period, including, in each case, any such Tax for which an Acquired Party may be liable under Section 1.1502-6 of the Treasury regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, or (v) the matters described on Schedule 11.1(v), provided that any proposed amendment to Schedule 11.1(v) made after the signing of this Agreement may only be made with consent of the COMPANIES and the STOCKHOLDER, and provided, further, that such indemnity shall not inure to the benefit of PC, the NEWCOS or the Surviving Corporations to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDER provided, in writing, corrected information to PC's counsel and to PC for inclusion in the final prospectus, and such information was not so included or properly delivered.

      11.2 INDEMNIFICATION BY PC. PC covenants and agrees that it will indemnify, defend, protect and hold harmless the STOCKHOLDER at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDER as a result of or arising from (i) any breach by PC or either NEWCO of its representations and warranties set forth herein or on the Schedules or certificates delivered in connection herewith, (ii) any nonfulfillment of any agreement on the part of PC or either NEWCO under this Agreement, (iii) any liability which the STOCKHOLDER may incur due to PC's or either NEWCO's failure to be responsible for the liabilities and obligations of the COMPANIES as provided in Section 1 hereof (except to the extent that PC or the NEWCOS have claims against the STOCKHOLDER by reason of such liabilities);
(iv) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to PC, either NEWCO or any of the Other Founding Companies contained in





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

any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to PC or either NEWCO or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, or (v) the matters described on Schedule 11.2(v)

         11.3 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section
11.1 or 11.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof, to the extent known.
The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest in the opinion of such counsel that prevents counsel for the Indemnifying Party from representing the Indemnified Party, the Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and the Indemnifying Party will reimburse the Indemnified Party





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for the expenses of its counsel.  After the Indemnifying Party has notified the
Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing, which agreement shall not be unreasonably withheld or delayed. The parties hereto will make appropriate adjustments for insurance proceeds in determining the amount of any indemnification obligation under this Section.

         11.4    EXCLUSIVE REMEDY.  The indemnification provided for in this
Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form





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

of monetary relief brought by any party to this Agreement against another party, provided that nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

         11.5 LIMITATIONS ON INDEMNIFICATION. PC, the NEWCOS, the Surviving Corporations and the other persons or entities indemnified pursuant to Section
11.1 or 11.2 shall not assert any claim other than a Third Person claim for indemnification hereunder against the STOCKHOLDER until such time as, and solely to the extent that, the aggregate of all claims which such persons may have against the STOCKHOLDER shall exceed 1.0% of the sum of the cash paid to STOCKHOLDER plus the value of the PC Stock delivered to STOCKHOLDER (for purposes of calculating the value of the PC Stock, such PC Stock is to be valued at its initial public offering price as set forth in the Registration Statement) (the "Indemnification Threshold"), provided, however, that PC, the NEWCOS, the Surviving Corporations and the other persons or entities indemnified pursuant to Section 11.1 or 11.2 may assert and shall be indemnified for any claim under Sections 11.1(iv) and (v) at any time, regardless of whether the aggregate of all claims which such persons may have against the STOCKHOLDER exceeds the Indemnification Threshold, it being understood that the amount of any such claim under Sections 11.1(iv) and (v) shall not be counted towards the Indemnification Threshold. The STOCKHOLDER shall not assert any claim (other than a Third Person claim) for indemnification hereunder against PC or either NEWCO until such time as, and solely to the extent that, the aggregate of all claims which the STOCKHOLDER may have against PC or the NEWCOS shall exceed $100,000, provided, however, that the STOCKHOLDER and the other persons or entities indemnified pursuant to
Section 11.1 or 11.2 may assert and shall be indemnified for any claim under
Section 11.2(v) at any time, regardless of whether the aggregate of all claims which such persons may have against PC or the NEWCOS exceeds $100,000, it being understood that the amount of any such claim under Section 11.2(v) shall not be counted towards such $100,000 amount.

         No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a material breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.





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

         Notwithstanding any other term of this Agreement (except the proviso to this sentence), the STOCKHOLDER shall not be liable under this Section 11 for an amount which exceeds $20,000,000, provided that the STOCKHOLDER's indemnification obligations pursuant to Sections 11.1(iv) and (v) shall not be limited.

12.      TERMINATION OF AGREEMENT

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

                 (i) by mutual consent of the boards of directors of PC and the COMPANIES;

                 (ii) by the STOCKHOLDER or either COMPANY (acting through its board of directors), on the one hand, or by PC (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1996, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Funding and Consummation Date;

                 (iii) by the STOCKHOLDER or either COMPANY, on the one hand, or by PC, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Funding and Consummation Date;

                 (iv)  pursuant to Section 7.8 hereof; or

                 (v)   pursuant to Section 4 hereof.

         12.2    LIABILITIES IN EVENT OF TERMINATION.  Except as provided in
Section 7.8 hereof, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.      NONCOMPETITION





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         13.1    PROHIBITED ACTIVITIES.  The STOCKHOLDER will not, for a period of five (5) years following the Funding and Consummation Date, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

                 (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with PC or any of the subsidiaries thereof, within 100 miles of where either COMPANY or any of its subsidiaries or any of the Other Founding Companies conducted business prior to the effectiveness of the Mergers or proposed to conduct business as of such time (the "Territory");

                 (ii) solicit any person who is, at that time, within the Territory, an employee of PC (including the subsidiaries thereof) in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of PC (including the subsidiaries thereof);

                 (iii) solicit any person or entity which is, at that time, or which has been, within one (1) year prior to the Funding and Consummation Date, a customer of PC (including the subsidiaries thereof), of either COMPANY or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with PC within the Territory;

                 (iv) solicit any prospective acquisition candidate, on the STOCKHOLDER's own behalf or on behalf of any competitor in the medical software development or distribution business, which candidate was either called upon by PC (including the subsidiaries thereof) or for which PC (or any subsidiary thereof) made an acquisition analysis which was known (or should have been known) to the STOCKHOLDER, for the purpose of acquiring such entity; or

                 (v) disclose customers, whether in existence or proposed, of either COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that such COMPANY





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         has in the past disclosed such information to the public for valid business reasons.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the STOCKHOLDER from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

         13.2 DAMAGES. Because of the difficulty of measuring economic losses to PC as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to PC for which it would have no other adequate remedy, the STOCKHOLDER agrees that, in the event of a breach by the STOCKHOLDER, the foregoing covenant may be enforced by PC by injunctions and restraining orders.

         13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the STOCKHOLDER in light of the activities and business of PC (including the subsidiaries thereof) on the date of the execution of this Agreement and the current plans of PC.

         13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

         13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the STOCKHOLDER against PC (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PC of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of the STOCKHOLDER made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which the





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STOCKHOLDER is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

         13.6 MATERIALITY. Each COMPANY and the STOCKHOLDER hereby agree that this covenant is a material and substantial part of this transaction.

         14.     NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         14.1 STOCKHOLDER. The STOCKHOLDER recognizes and acknowledges that he has had in the past, currently has and in the future may have access to certain confidential information relating to the COMPANIES, the Other Founding Companies and/or PC, such as operational policies, and pricing and cost policies, that are valuable, special and unique assets of the COMPANIES, the Other Founding Companies and/or PC's business. The STOCKHOLDER agrees that he will not use or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the COMPANIES, the NEWCOS, the Other Founding Companies and PC who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) following the Closing, such information may be disclosed by the STOCKHOLDER as is required in the course of performing their duties for PC or the Surviving Corporation unless
(i) such information becomes known to the public generally through no breach by the STOCKHOLDER of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), the STOCKHOLDER shall, if possible, give prior written notice thereof to PC and provide PC with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of





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a breach or threatened breach by the STOCKHOLDER or PC of the provisions of this Section, PC shall be entitled to an injunction restraining the STOCKHOLDER from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting PC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         14.2 PC AND NEWCO. PC and the NEWCOS recognize and acknowledge that they had in the past and currently have access to certain confidential information relating to the COMPANIES, such as operational policies, and pricing and cost policies, that are valuable, special and unique assets of the COMPANIES. PC and each NEWCO agree that, prior to the Closing, or if the Transactions contemplated by this Agreement are not consummated, they will not use or disclose such confidential information to their own benefit except in furtherance of the Transactions contemplated by this Agreement or disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to the STOCKHOLDER and to authorized representatives of the COMPANIES who need to know such information in connection with the transactions contemplated hereby, who have been informed of the confidential nature of such information and who have agreed to keep such information confidential as provided hereby, and (b) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no breach by PC or the NEWCOS of this covenant, (ii) disclosure is required by law or the order of any governmental authority under color of law or is necessary in order to secure a consent or approval to consummate the transactions contemplated hereby, provided, that prior to disclosing any information pursuant to this clause (ii), PC and the NEWCOS shall, if possible, give prior written notice thereof to the COMPANIES and the STOCKHOLDER and provide the COMPANIES and the STOCKHOLDER with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party and the same prior disclosure set forth immediately above is given. In the event of a breach or threatened breach by PC or either NEWCO of the provisions of this Section, the COMPANIES and the STOCKHOLDER shall be entitled to an injunction restraining PC and the NEWCOS





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

from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the COMPANIES and the STOCKHOLDER from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event that the transactions contemplated herein are not consummated, PC and each NEWCO shall return to the COMPANIES within a reasonable time all documents (in both paper and electronic form) containing confidential information about the COMPANIES, and shall use reasonable efforts to compel the Other Founding Companies to do the same. In such instance, PC will also furnish to the COMPANIES a written statement certifying that all documents which contained confidential information about the COMPANIES and which had been in PC's possession had been returned by PC to the COMPANIES.

      14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

      14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive notwithstanding either the termination of this Agreement or the consummation of the transactions contemplated hereby on the Funding and Consummation Date.

15.   TRANSFER RESTRICTIONS

      15.1 TRANSFER RESTRICTIONS. Except for transfers to immediate family members who agree to be bound by the restrictions set forth in this
Section 15.1 (or trusts for the benefit of the STOCKHOLDER or family members, the trustees of which so agree), for a period of two years from the Funding and Consummation Date, except pursuant to Section 17 hereof, the STOCKHOLDER shall not (i) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint or otherwise dispose of (a) any shares of PC Stock received by the STOCKHOLDER in the Mergers, or (b) any interest (including, without limitation, an option to buy or sell) in any such shares of PC Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of PC Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of PC Stock acquired pursuant to Section 2 hereof (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Notwithstanding the foregoing, (i) if the "holding period" for restricted securities set forth in Rule 144(d) under the 1933 Act (or any similar or successor provision) is reduced below two years, the two-year restrictive period set forth in this Section 15.1 will be deemed to be correspondingly reduced; and
(ii) the STOCKHOLDER may encumber or pledge any of such shares of PC Stock provided the pledgee or other beneficiary of such encumbrance or pledge agrees to be bound by the provisions of this Section as if a STOCKHOLDER and party hereto. The certificates evidencing the PC Stock delivered to the STOCKHOLDER pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as PC may deem necessary or appropriate:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, ENCUMBRANCE, PLEDGE, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [SECOND ANNIVERSARY OF THE FUNDING AND CONSUMMATION DATE] (PROVIDED, HOWEVER, THAT (i) IF THE "HOLDING PERIOD" FOR RESTRICTED SECURITIES SET FORTH IN RULE 144(d) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (OR ANY SIMILAR OR SUCCESSOR PROVISION), IS REDUCED BELOW TWO YEARS, THE RESTRICTIVE PERIOD SET FORTH HEREIN SHALL BE CORRESPONDINGLY REDUCED, AS





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

                 CALCULATED FROM THE DATE TWO YEARS PRIOR TO THE DATE SET FORTH HEREIN AND (ii) SUCH SHARES MAY BE ENCUMBERED OR PLEDGED PROVIDED THE PLEDGEE OR OTHER BENEFICIARY OF SUCH ENCUMBRANCE OR PLEDGE AGREES TO BE BOUND BY THE PROVISIONS OF THESE RESTRICTIONS TO THE SAME EXTENT AS THE HOLDER HEREOF). UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE (AS IT MAY BE REDUCED AS PROVIDED HEREIN).

16.      FEDERAL SECURITIES ACT REPRESENTATIONS

         The STOCKHOLDER acknowledges that the shares of PC Stock to be delivered to the STOCKHOLDER pursuant to this Agreement have not been and will not be registered under the 1933 Act and therefore may not be resold unless registered under the 1933 Act or resold pursuant to an exemption from the registration requirements of the 1933 Act. The PC Stock to be acquired by the STOCKHOLDER pursuant to this Agreement is being acquired solely for his own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution; provided, however that this covenant shall not prohibit any disposition in accordance with the securities laws and this Agreement.

         16.1 COMPLIANCE WITH LAW. The STOCKHOLDER covenants, warrants and represents that none of the shares of PC Stock issued to the STOCKHOLDER will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC and this Agreement. All the PC Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, ENCUMBERED, PLEDGED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND, IF REQUIRED BY PC, AN OPINION OF





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         COUNSEL TO PC STATING THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         16.2 ECONOMIC RISK; SOPHISTICATION. The STOCKHOLDER represents and warrants that he is able to bear the economic risk of an investment in the PC Stock acquired pursuant to this Agreement, can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed investment in the PC Stock. The STOCKHOLDER represents and warrants that he has had an adequate opportunity to ask questions and receive answers from the officers of PC concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of PC, the plans for the operations of the business of PC, the business, operations and financial condition of the Other Founding Companies, and any plans for additional acquisitions and the like. The STOCKHOLDER has asked any and all questions of the nature described in the preceding sentence, and all questions have been answered to his satisfaction.

17.      REGISTRATION RIGHTS

         17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Funding and Consummation Date, whenever PC proposes to register any PC Stock for its own or others' account under the 1933 Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by PC, (ii) registrations relating to employee benefit plans and (iii) registrations relating to rights offerings made to the stockholders of PC, PC shall give the STOCKHOLDER prompt written notice of its intent to do so. Upon the written request of the STOCKHOLDER given within 30 days after receipt of such notice, PC shall cause to be included in such registration all of the PC Stock which the STOCKHOLDER requests, provided that PC shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares would, in the opinion of tax counsel to PC or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free reorganization. In addition, if PC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant





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to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than PC is greater than the number of such shares which can be offered without adversely affecting the offering, PC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by PC after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than PC, the STOCKHOLDER and the stockholders of the Other Founding Companies (collectively, the STOCKHOLDER and the stockholders of the other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

         17.2 DEMAND REGISTRATION RIGHTS. At any time after the date two years after the Funding and Consummation Date, the holders of a majority of the shares of PC Stock issued to the stockholders of the Founding Companies pursuant to this Agreement and the Other Agreements that have not been previously registered or sold and that are not entitled to be sold under Rule 144(k) (or any successor provision) promulgated under the 1933 Act may request in writing that PC file a registration statement under the 1933 Act covering the registration of shares of PC Stock issued to such stockholders (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security that is issued by PC as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such PC Stock) then held by such stockholders (a "Demand Registration"). Within ten (10) days of the receipt of such request, PC shall give written notice of such request to all other of such stockholders and shall, as soon as practicable but in no event later than 45 days after notice from any such stockholder, file and thereafter use its best efforts to cause to become effective a registration statement covering all such shares. PC shall be obligated to effect only one Demand Registration for all stockholders of the Founding Companies and will keep such Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereon).

         Notwithstanding the foregoing paragraph, following such a





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demand a majority of PC's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 30 day period.

         If at the time of any request by the stockholders of the Founding Companies for a Demand Registration PC has plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the 1933 Act, no registration of the PC Stock held by the stockholders of the Founding Companies shall be initiated under this Section 17.2 until 90 days after the effective date of such registration unless PC is no longer proceeding diligently to effect such registration; provided that PC shall provide the stockholders of the Founding Companies the right to participate in such public offering pursuant to, and subject to, Section 17.1 hereof.

         In addition, if the stockholders offering shares are advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.2 that the number of shares to be sold by such stockholders is greater than the number of such shares which can be offered without adversely affecting the offering, the stockholders offering shares may reduce pro rata the number of shares offered for the account of each stockholder (based upon the number of shares proposed to be sold by each such stockholder) to a number deemed satisfactory by such managing underwriter.

         17.3 REGISTRATION PROCEDURES. All expenses incurred in connection with the registrations under this Article 17 (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by PC. In connection with registrations under Sections 17.1 and 17.2, PC shall (i) use its best efforts to prepare and file with the SEC, as soon as reasonably practicable, a registration statement with respect to the PC Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all PC Stock which they requested to be registered); (ii) use its best efforts to register and qualify the PC Stock covered by such registration statement under applicable state securities





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

laws as the holders shall reasonably request for the distribution of the PC Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the 1933 Act and the regulations thereunder.

         17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 and 17.2 covering an underwritten registered public offering, PC and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of PC's size and investment stature, including indemnification.

         17.5 AVAILABILITY OF RULE 144. PC shall not be obligated to register shares of PC Stock held by the STOCKHOLDER at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the 1933 Act are available to the STOCKHOLDER for such shares.

18.      GENERAL

         18.1 COOPERATION. The COMPANIES, the STOCKHOLDER, PC and the NEWCOS shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The COMPANIES will cooperate and use their reasonable efforts to have the present officers, directors and employees of each COMPANY cooperate with PC on and after the Funding and Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Funding and Consummation Date.

         18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PC, and the heirs and legal representatives of the STOCKHOLDER.

         18.3    ENTIRE AGREEMENT.  This Agreement (including the





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Schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the STOCKHOLDER, the COMPANIES, the NEWCOS and PC and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDER, the COMPANIES, the NEWCOS and PC, acting through their respective officers or trustees, duly authorized by their respective boards of directors.

         18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         18.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, PC will pay the fees, expenses and disbursements of PC and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by PC under this Agreement, including (subject to the next sentence) the fees and expenses of Coopers & Lybrand LLP, Morgan, Lewis & Bockius LLP and the costs of preparing the Registration Statement. The COMPANIES shall pay and be fully responsible for the fees and expenses of Coopers & Lybrand LLP in connection with its audit and preparation of the historical financial statements of the COMPANIES to be included in the Registration Statement, which fees and expenses shall constitute a vendor debt of the COMPANIES. The STOCKHOLDER shall pay and be fully responsible for all professional fees and expenses, including but not limited to legal fees and expenses, incurred by the COMPANIES and the STOCKHOLDER in connection with the transactions contemplated herein, whether or not such transactions are actually consummated. The STOCKHOLDER further





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shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Mergers, other than Transfer Taxes, if any, imposed by the State of Delaware. The STOCKHOLDER shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, the STOCKHOLDER acknowledges that he, and not either COMPANY or PC, will pay all Taxes due upon receipt of the consideration payable pursuant to Section 2 hereof, and will assume all Tax risks and liabilities of the STOCKHOLDER in connection with the transactions contemplated hereby.

         18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                 (a)      If to PC, or either NEWCO, addressed to them at:

                          Medical Manager Corporation
                          3001 Rocky Point Drive, Suite 100
                          Tampa, Florida 33607
                          Attn:  John Kang, Chief Executive Officer

         with copies to:
                          Morgan, Lewis & Bockius LLP
                          101 Park Avenue
                          New York, NY 10178
                          Attn:  Christopher T. Jensen, Esq.

                 (b) If to the STOCKHOLDER, addressed to him at his address set forth on Annex IV, with copies to such counsel as is set forth with respect to the STOCKHOLDER on such Annex IV;

                 (c)      If to either COMPANY, addressed to it at:

                          Systems Plus, Inc.
                          500 Clyde Avenue





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

                          Mountain View, California 94043
                          Attn:  Richard W. Mehrlich

                          and marked "Personal and Confidential"

         with copies to:

                          Wise & Shepard
                          3030 Hansen Way Suite 100
                          Palo Alto, California 94304
                          Attn:  Amy Gilson, Esq.

or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

         18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, except that matters herein within the purview of the matters covered by the General Corporation Law of the State of Delaware shall be governed by such General Corporation Law, in each case without reference to conflicts of laws principles.

         18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Unless otherwise provided herein, the representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

         18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         18.11   TIME.  Time is of the essence with respect to this Agreement.





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

         18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

         18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of PC, the NEWCOS, the COMPANIES and the STOCKHOLDER. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving PC Stock in connection with the Mergers and each future holder of such PC Stock.





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
                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        MEDICAL MANAGER CORPORATION


                                        By  /s/ John H. Kang
                                           -------------------------------------
                                        Name:  John H. Kang
                                              ----------------------------------
                                        Title: President


                                        SPDI ACQUISITION I CORP


                                        By  /s/  Wayne Burks
                                           -------------------------------------
                                        Name:  Wayne Burks
                                              ----------------------------------
                                        Title: President


                                        SPI ACQUISITION I CORP.


                                        By  /s/  Wayne Burks
                                           -------------------------------------
                                        Name:  Wayne Burks
                                              ----------------------------------
                                        Title: President


                                        SYSTEMS PLUS DISTRIBUTION, INC.


                                        By  /s/  Richard W. Mehrlich
                                           -------------------------------------
                                        Name:  Richard W. Mehrlich
                                              ----------------------------------
                                        Title: President



                                        SYSTEMS PLUS, INC.


                                        By  /s/  Richard W. Mehrlich
                                           -------------------------------------
                                        Name:  Richard W. Mehrlich
                                              ----------------------------------
                                        Title: President


                                        STOCKHOLDER:


                                        By  /s/  Richard W. Mehrlich
                                           -------------------------------------
                                        Name:  Richard W. Mehrlich
                                              ----------------------------------




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